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                                                                    EXHIBIT 23.2
January 14, 1997

Securities and Exchange Commission
Washington, D.C.
U.S.A. 20549

Dear Sirs:

     We consent to the incorporation by reference in this Registration Statement of Sanctuary Woods Multimedia Corporation on Form S-4 of our report dated February 9, 1994, except for comments therein on reconciling differences between Canadian and United States generally accepted accounting principles which are as of September 20, 1995, appearing in the Annual Report on Form 10-K/A-3 of Sanctuary Woods Multimedia Corporation for the year ended December 31, 1995.

Yours very truly,

Chambers, Phillips & Co.
Chartered Accountants
Vancouver, British Columbia